Exhibit 5.1

A&L Goodbody LLP International Financial Services Centre 25-28 North Wall Quay, Dublin 1 D01 H104 T: +353 1 649 2000 DX: 29 Dublin | www.algoodbody.com	Dublin Belfast London New York San Francisco Palo Alto

Date	28 May 2021

Our ref	01435846

Your ref

Prothena Corporation plc

77 Sir John Rogersons Quay

Block C Grand Canal Docklands

Dublin 2

D02 T804

Ireland

Re: Prospectus Supplement to Registration Statement on Form S-3ASR

Dear Sirs

We are acting as Irish counsel to Prothena Corporation plc (the Company), a public limited company incorporated under the laws of Ireland (registered number 518146), in connection with (i) the registration statement (the Registration Statement) on Form S-3ASR (File No. 333-254622) originally filed by the Company with the United States Securities and Exchange Commission (the SEC) under the Securities Act of 1933, as amended (the Securities Act), on 23 March 2021, and any amendments or supplements thereto, and the prospectus, dated 23 March 2021, forming a part of the Registration Statement, including the documents incorporated by reference therein; and (ii) the prospectus supplement, dated 28 May 2021 (the Prospectus Supplement) relating to the issuance and sale from time to time by the Company of ordinary shares in the capital of the Company with an aggregate offering price of up to $100,000,000 (the Shares).

The Shares are to be issued and sold by the Company pursuant to an Equity Distribution Agreement, dated 28 May 2021, between the Company and Piper Sandler & Co., Stifel Nicolaus & Company, Incorporated, RBC Capital Markets, LLC, Cantor Fitzgerald & Co. and Raymond James & Associates, Inc. (the Distribution Agreement). The Distribution Agreement is being filed with the SEC as Exhibit 1.1 to a Current Report on Form 8-K of the Company.

In connection with this Opinion, we have examined and relied upon copies of:

•	the Registration Statement;

•	the Prospectus Supplement;

•	the Distribution Agreement; and

•	copies of such corporate records of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed.

CE Gill • JG Grennan • PD White • VJ Power • LA Kennedy • SM Doggett • B McDermott • PV Maher • S O’Riordan • MP McKenna • KA Feeney • M Sherlock • E MacNeill • KP Allen • EA Roberts • C Rogers • G O’Toole • JN Kelly • N O’Sullivan • MJ Ward • AC Burke • D Widger • C Christle • S O’Croinin • JW Yarr • DR Baxter • A McCarthy • JF Whelan • JB Somerville • MF Barr • AM Curran • A Roberts • RM Moore • D Main • J Cahir • M Traynor • PM Murray • P Walker • K Furlong • PT Fahy • D Inverarity • M Coghlan • DR Francis • A Casey • B Hosty • M O’Brien • L Mulleady K Ryan • E Hurley • G Stanley • D Dagostino • R Grey • R Lyons • J Sheehy • C Carroll • SE Carson • P Diggin • J Williams • A O’Beirne • J Dallas • SM Lynch • M McElhinney • C Owens • AD Ion • K O’Connor • JH Milne • T Casey • M Doyle • CJ Comerford • R Marron • D Berkery • K O’Shaughnessy • S O’Connor • SE Murphy • D Nangle • L Butler • A Lawler • C Ó Conluain • N McMahon • HP Brandt • A Sheridan • LM Byrne • N Cole • M Devane • D Fitzgerald • G McDonald • N Meehan • R O’Driscoll • B O’Malley

Consultants: SW Haughey • Professor JCW Wylie • AF Browne • MA Greene • AV Fanagan • C Duffy

In rendering this Opinion, we have examined, and have assumed the truth and accuracy of the contents of, all such corporate records, documents and certificates of officers of the Company and of public officials as to factual matters and have conducted such searches on May 28 2021 (being the last practicable date on which searches could be conducted) in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this Opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the (continued) truth and accuracy of the information contained in such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

We have further assumed:

1.

that, at the time of the issuance of the Shares, a sufficient number of ordinary shares in the capital of the Company will be authorised and available for issuance by the Company’s board of directors (the Board) pursuant to the Company’s memorandum and articles of association;

2.

that none of the resolutions and authorities of the Board or shareholders of the Company upon which we have relied have been or will be varied, amended or revoked in any respect or have expired and that the Shares will be issued in accordance with such resolutions and authorities;

3.

that any issue of Shares will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of such Shares of cash at least equal to the nominal value of such Shares;

4.

that the issuance of the Shares will be in compliance with the Companies Act 2014, the Irish Takeover Panel Act 1997, Takeover Rules 2013, and all applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

5.	that the filing of the Prospectus Supplement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

6.	that when filed with the SEC, the Prospectus Supplement will not differ in any material respect from the drafts that we have examined;

7.

that the Registration Statement and Prospectus Supplement do not constitute (and are not intended/required to constitute) a prospectus within the meaning of Part 23 of the Companies Act 2014 and to the extent that any offer of Shares is being made to investors in any member state of the European Union, the Company is satisfied that the obligation to propose and publish a prospectus pursuant to Irish prospectus law, or in particular pursuant to the European Union (Prospectus) Regulations 2019, does not arise;

8.

the absence of fraud on the part of the Company and its respective officers, employees, agents and advisers, and that the Company will issue the Shares in good faith, for its legitimate and bona fide business purposes; and

9.

that: (i) the Company will be fully solvent at the time of and immediately following the issue of any Shares; (ii) no resolution or petition for the appointment of a liquidator or examiner will be passed or presented prior to the issue of any Shares; (iii) no receiver will have been appointed in relation to any of the assets or undertaking of the Company prior to the issue of any Shares; and (iv) no composition in satisfaction of debts, scheme of arrangement, or compromise or arrangement with creditors or members (or any class of creditors or members) will be proposed, sanctioned or approved in relation to the Company prior to the issue of the Shares.

Subject to the foregoing and to the within additional qualifications and assumptions, and based upon searches carried out in the Irish Companies Registration Office and Central Office of the High Court on May 28, 2021 we are of the opinion that:

•	the Company is a company duly incorporated under the laws of Ireland and validly existing under the laws of Ireland; and

•

the Shares, when issued in accordance with all the necessary corporate action of the Company, and in accordance with the terms and conditions of the Distribution Agreement will be duly authorised, validly issued, fully paid and will not be subject to calls for any additional payments (non-assessable).

In rendering this Opinion we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof. This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time, nor to notify you of any change of law, facts or circumstances referred to or relied upon in the giving of this Opinion.

This Opinion is given solely for the benefit of the addressee of this Opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of US federal securities laws.

This Opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 28 2021 and to the use of our name therein and in the related Prospectus Supplement under the caption “Legal Matters”.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully

/s/ A&L Goodbody LLP
A&L Goodbody LLP

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